UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2019

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement

On November 26, 2019, S&P Global Inc. (the “Company”) issued $500 million aggregate principal amount of its 2.500% senior notes due 2029 (the “2029 Notes”) and $600 million aggregate principal amount of its 3.250% senior notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “New Notes”). The New Notes are governed by an indenture dated as of May 26, 2015 (the “Base Indenture”), among the Company, Standard & Poor’s Financial Services LLC (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the fifth supplemental indenture dated as of November 26, 2019, among the Company, the Guarantor and the Trustee (the “Fifth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Each series of New Notes is fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis (the “Guarantees” and, together with the New Notes, the “Securities”). Approximately $390.45 million of the net proceeds from the offering, were or will be used to pay the purchase price for, and accrued and unpaid interest on the Company’s outstanding 3.300% senior notes due 2020 (the “2020 Notes”) and 6.550% senior notes due 2037 (the “2037 Notes” and, together with the 2020 Notes, the “Tendered Notes”) purchased pursuant to a cash tender offer (the “Tender Offer”), and to pay related fees and expenses in connection with the Tender Offer. The Company expects to use a portion of the remaining net proceeds from the offering to redeem the 2020 Notes that remain outstanding after the Tender Offer. The Company intends to use any remaining net proceeds for general corporate purposes.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to (i) create, assume, incur or guarantee any indebtedness for money borrowed secured by a lien on any of its properties or assets, without securing the Securities equally and ratably with (or prior to) such secured indebtedness and (ii) consolidate with or merge into any other person or convey or transfer its properties and assets substantially as an entirety to any person. The Company has the right to redeem the Securities at any time on the terms provided in the Indenture. Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, unless the Company has exercised its right to redeem all of the Securities, each holder will have the right to require the Company to repurchase its Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The offering of the Securities was registered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-224198).

The above descriptions of the Indenture and the Securities are qualified in their entirety by reference to the text of the Base Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and the Fifth Supplemental Indenture (including the forms of the New Notes included therein), a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated by reference into the Registration Statement. In connection with the offering of the New Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the New Notes and the Guarantees and certain related matters. Such opinion is incorporated by reference into the Registration Statement.

Item 8.01.	Other Events.

Results of Tender Offer for 3.300% Notes due 2020 and 6.550% Notes due 2037

On November 25, 2019, the Company issued a press release announcing the pricing of the previously announced Tender Offer for any and all of its outstanding Tendered Notes. On November 26, 2019, the Company issued a press release announcing the expiration of the Tender Offer at 5:00 p.m., New York City time, on November 25, 2019 (the “Expiration Time”). As of the Expiration Time, according to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, (i) $232,465,000, or 33.21%, of the $700,000,000 aggregate principal amount of the 2020 Notes and (ii) $102,970,000, or 25.74%, of the $400,000,000 aggregate principal amount of the 2037 Notes had been validly tendered and delivered (and not validly withdrawn) in the Tender Offer.

The Company accepted for purchase all of the Tendered Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time. Payment for the Tendered Notes purchased pursuant to the Tender Offer was made on November 26, 2019 (the “Settlement Date”), and payment for Tendered Notes tendered by a Notice of Guaranteed Delivery (as defined below) is expected to be made on November 29, 2019 (the “Guaranteed Delivery Settlement Date”).

The applicable “Tender Offer Consideration” is $1,009.61 for each $1,000 principal amount of 2020 Notes and $1,489.44 for each $1,000 principal amount of 2037 Notes, plus accrued and unpaid interest to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable. The Tender Offer was funded from the net proceeds, from the issuance and sale by the Company of the New Notes described above.

The Tender Offer was made on the terms and subject to the conditions set forth in the offer to purchase and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that were sent to registered holders of the Notes and posted online at www.dfking.com/spgi.

Redemption of 3.300% Notes due 2020

On November 26, 2019, the Company announced that it has elected to redeem all of the 2020 Notes that remain outstanding following the Tender Offer. The aggregate principal amount of 2020 Notes outstanding following the Settlement Date is $467,535,000, including 2020 Notes tendered pursuant to a Notice of Guaranteed Delivery that are expected to be purchased on the Guaranteed Delivery Settlement Date. The 2020 Notes will be redeemed at the redemption price set forth in the indenture governing the 2020 Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. The Company expects the redemption of the 2020 Notes to occur on December 26, 2019 (the “Redemption Date”).

Copies of the Company’s press releases regarding the Tender Offer and the redemption of the 2020 notes are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 is for informational purposes only and does not constitute an offer to purchase the 2020 Notes or the 2037 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

(4.1)

Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 26, 2015).

(4.2)	Fifth Supplemental Indenture dated as of November 26, 2019, among S&P Global Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.

(4.3)	Form of 2.500% Senior Note due 2029 (included in Exhibit 4.2).

(4.4)	Form of 3.250% Senior Note due 2049 (included in Exhibit 4.2).

(5.1)	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

(23.1)	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

(99.1)	Press Release, dated November 25, 2019.

(99.2)	Press Release, dated November 26, 2019.

(104)	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Associate General Counsel

Dated: November 26, 2019